Exhibit 99.1

Teladoc Health Reports Third Quarter 2023 Results

•Third quarter 2023 revenue grows 8% year-over-year to $660.2 million
•Third quarter 2023 operating cash flow of $105.6 million; free cash flow of $68.0 million
•Third quarter 2023 net loss of $57.1 million, or $0.35 per share
•Third quarter 2023 adjusted EBITDA of $88.8 million, up 73% year-over-year

PURCHASE, NY, October 24, 2023— Teladoc Health, Inc. (NYSE: TDOC), the global leader in whole-person virtual care, today reported financial results for the third quarter ended September 30, 2023.

"Our third quarter financial and operating performance reinforces the fundamental strength of our business and our success in making better health available to more than 90 million members," said Jason Gorevic, CEO of Teladoc Health. "Each day, we partner and innovate with the largest healthcare payers and partners globally to offer unrivaled whole person care, offering the broadest range of integrated health services available together virtually. Our solid balance sheet enables us to invest in innovation, supported by the deepest bench of medical professionals.

"As we look into 2024, we will continue to advance virtual care in ways large and small. We've seen the positive impact of our unified app, which allows members for the first time to access complex states of care on a single device. We will accelerate our efforts to drive value through improved business performance across the enterprise, undertaking a comprehensive operational review of the business to further improve our efficiency. We are committed to building an even stronger company that continues to deliver on balanced growth, while keeping our promises to clients and caring for our members."

Key Financial Data
($ in thousands, except per share data, unaudited)
	Quarter Ended		Year-over-Year	Nine Months Ended		Year-over-Year
	September 30,		Change	September 30,		Change
	2023	2022		2023	2022
Revenue	$660,238	$611,402	8%	$1,941,888	$1,769,131	10%

Net loss	$(57,073)	$(73,476)	22%	$(191,478)	$(9,849,460)	98%
Net loss per share, basic and diluted	$(0.35)	$(0.45)	22%	$(1.17)	$(61.09)	98%

Adjusted EBITDA (1)	$88,757	$51,211	73%	$213,677	$152,419	40%
See note (1) in the Notes section that follows.

Third Quarter 2023

Revenue increased 8% to $660.2 million from $611.4 million in the third quarter of 2022. Access fees revenue grew 8% to $582.1 million and other revenue grew 10% to $78.2 million. U.S. revenue grew 7% to $569.3 million and International revenue grew 17% to $90.9 million.

Teladoc Health Integrated Care ("Integrated Care") segment revenue increased 9% to $374.4 million in the third quarter of 2023 and BetterHelp segment revenue increased 8% to $285.8 million.

Net loss totaled $57.1 million, or $0.35 per share, for the third quarter of 2023, compared to $73.5 million, or $0.45 per share, for the third quarter of 2022. Results for the third quarter of 2023 included stock-based compensation expense of $52.9 million, or $0.32 per share, and amortization of acquired intangibles of $69.2 million, or $0.42 per share. The amortization of acquired intangibles increased over the prior year period reflecting a change in the useful lives of certain intangibles.

Results for the third quarter of 2022 primarily included stock-based compensation expense of $55.7 million, or $0.34 per share, and amortization of acquired intangibles of $48.7 million, or $0.30 per share. Net loss for the third quarter of 2022 also included $3.7 million, or $0.02 per share, of restructuring costs related to the abandonment of certain excess leased office space.

Adjusted EBITDA(1) increased 73% to $88.8 million, compared to $51.2 million for the third quarter of 2022. Integrated Care segment adjusted EBITDA increased 62% to $62.8 million in the third quarter of 2023 and BetterHelp segment adjusted EBITDA increased 133% to $26.0 million in the third quarter of 2023.

GAAP gross margin, which includes depreciation and amortization, was 68.6% for the third quarter of 2023, compared to 68.3% for the third quarter of 2022.

Adjusted gross margin(1) was 71.8% for the third quarter of 2023, compared to 69.6% for the third quarter of 2022.

Nine Months Ended September 30, 2023

Revenue increased 10% to $1,941.9 million from $1,769.1 million in the first nine months of 2022. Access fees revenue grew 10% to $1,708.6 million, and other revenue grew 7% to $233.3 million. U.S. revenue grew 8% to $1,672.8 million, and International revenue grew 21% to $269.1 million for the first nine months of 2023.

Revenue increased 7% to $1,084.4 million for the Integrated Care segment in the first nine months of 2023 and increased 15% to $857.5 million for the BetterHelp segment.

Net loss totaled $191.5 million, or $1.17 per share, for the first nine months of 2023, compared to $9,849.5 million, or $61.09 per share, for the first nine months of 2022. Results for the first nine months of 2023 included stock-based compensation expense of $154.7 million, or $0.94 per share, restructuring costs of $16.0 million, or $0.10 per share, and amortization of acquired intangibles of $172.2 million, or $1.05 per share.

Results for the first nine months of 2022 included non-cash goodwill impairment charges of $9,630.0 million, or $59.73 per share, as well as stock-based compensation expense of $167.1 million, or $1.04 per share, and amortization of acquired intangibles of $148.3 million, or $0.92 per share. Net loss for the first nine months of 2022 also included $3.7 million, or $0.02 per share, of restructuring costs related to the abandonment of certain excess leased office space.

Adjusted EBITDA(1) increased 40% to $213.7 million, compared to $152.4 million for the first nine months of 2022. Integrated Care segment adjusted EBITDA increased 49% to $135.9 million in the first nine months of 2023 and BetterHelp segment adjusted EBITDA increased 27% to $77.8 million in the first nine months of 2023.

GAAP gross margin, which includes depreciation and amortization, was 68.0% for the first nine months of 2023, compared to 67.5% for the first nine months of 2022.

Adjusted gross margin(1) was 70.8% for the first nine months of 2023, compared to 68.6% for the first nine months of 2022.

Capex and Cash Flow

Cash flow from operations was $105.6 million in the third quarter of 2023, compared to $63.0 million in the third quarter of 2022, and was $219.9 million in the first nine months of 2023, compared to $123.7 million in the first nine months of 2022. Capitalized expenditures and capitalized software (together, “Capex”) was $37.6 million in the third quarter of 2023, compared to $43.2 million in the third quarter of 2022, and was $119.8 million for the first nine months of 2023, compared to $118.9 million for the first nine months of 2022. Free cash flow was $68.0 million in the third quarter of 2023, compared to $19.8 million in the third quarter of 2022, and was $100.1 million for the first nine months of 2023, compared to $4.9 million for the first nine months of 2022.

Financial Outlook

Teladoc Health provides an outlook based on current market conditions and expectations and what we know today. Based on what we know today, we believe our outlook ranges provide a reasonable baseline for 2023 financial performance.

For the fourth quarter of 2023, we expect:

4Q 2023 Outlook Range
Revenue	$658 - $683 million
Adjusted EBITDA	$107 - $117 million
Net loss per share	($0.33) - ($0.23)
U.S. Integrated Care Members (2)	89 - 90 million

For the year ending December 31, 2023, we expect:

Full Year 2023 Outlook Range
Revenue	$2,600 - $2,625 million
Adjusted EBITDA	$320 - $330 million
Net loss per share	($1.50) - ($1.40)
U.S. Integrated Care Members (2)	89 - 90 million
See note (2) in the Notes section that follows.

Earnings Conference Call
The third quarter 2023 earnings conference call and webcast will be held Tuesday, October 24, 2023 at 4:30 p.m. E.T. The conference call can be accessed by dialing 1-833-470-1428 for U.S. participants and using the access code # 612441. For international participants, please visit the following link for global dial-in numbers: https://www.netroadshow.com/events/global-numbers?confId=55509. A live audio webcast will also be available online at http://ir.teladoc.com/news-and-events/events-and-presentations/. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Teladoc Health

Teladoc Health empowers all people everywhere to live their healthiest lives by transforming the healthcare experience. As the world leader in whole-person virtual care, Teladoc Health uses proprietary health signals and personalized interactions to drive better health outcomes across the full continuum of care, at every stage in a person’s health journey. Teladoc Health leverages more than two decades of expertise and data-driven insights to meet the growing virtual care needs of consumers and healthcare professionals. For more information, please visit www.teladochealth.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding future financial or operating results, future numbers of members or clients, litigation outcomes, regulatory developments, market developments, new products and growth strategies, and the effects of any of the foregoing on our future results of operations or financial condition.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market conditions and receptivity to our services and offerings, including our ability to effectively compete; (iii) results of litigation or regulatory actions; (iv) the loss of one or more key clients or the loss of a significant number of members or BetterHelp paying users; (v) changes in valuations or useful lives of our assets; (vi) changes to our abilities to recruit and retain qualified providers into our network; and (vii) the impact of and risk related to impairment losses with respect to goodwill or other assets. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to, our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the SEC.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

TELADOC HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data, unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$660,238	$611,402	$1,941,888	$1,769,131
Expenses:
Cost of revenue (exclusive of depreciation and amortization, which is shown separately below)	185,960	185,619	566,607	555,114
Operating expenses:
Advertising and marketing	186,152	178,920	541,698	477,094
Sales	52,309	54,634	160,329	170,893
Technology and development	84,289	84,590	258,583	250,698
General and administrative	115,716	112,090	355,702	330,011
Acquisition, integration, and transformation costs	5,824	1,594	16,848	8,993
Restructuring costs	411	3,677	16,043	3,677
Depreciation and amortization	94,302	62,008	239,550	180,312
Goodwill impairment	—	—	—	9,630,000
Total expenses	724,963	683,132	2,155,360	11,606,792
Loss from operations	(64,725)	(71,730)	(213,472)	(9,837,661)
Interest income	(12,606)	(4,803)	(33,075)	(6,192)
Interest expense	5,646	6,149	16,744	17,355
Other expense (income), net	1,792	1,571	(2,908)	2,607
Loss before provision for income taxes	(59,557)	(74,647)	(194,233)	(9,851,431)
Provision for income taxes	(2,484)	(1,171)	(2,755)	(1,971)
Net loss	$(57,073)	$(73,476)	$(191,478)	$(9,849,460)

Net loss per share, basic and diluted	$(0.35)	$(0.45)	$(1.17)	$(61.09)

Weighted-average shares used to compute basic and diluted net loss per share	165,119,379	161,727,962	164,079,194	161,217,033

Stock-based Compensation Summary

Compensation costs for stock-based awards were classified as follows (in thousands):

	Quarter Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Cost of revenue (exclusive of depreciation and amortization, which is shown separately)	$1,464	$675	$4,060	$4,994
Advertising and marketing	4,399	3,614	11,527	10,523
Sales	9,110	11,064	27,055	33,845
Technology and development	14,566	16,936	42,984	50,116
General and administrative	23,406	23,373	69,082	67,620
Total stock-based compensation expense (3)	$52,945	$55,662	$154,708	$167,098
See note (3) in the Notes section that follows.

Revenues

($ in thousands, unaudited)	Quarter Ended September 30,		Year-over-Year Change	Nine Months Ended September 30,		Year-over-Year Change
	2023	2022		2023	2022
Revenue by Type
Access fees	$582,070	$540,079	8%	$1,708,601	$1,550,146	10%
Other	78,168	71,323	10%	233,287	218,985	7%
Total Revenue	$660,238	$611,402	8%	$1,941,888	$1,769,131	10%

Revenue by Geography
U.S. Revenue	$569,322	$534,013	7%	$1,672,770	$1,546,599	8%
International Revenue	90,916	77,389	17%	269,118	222,532	21%
Total Revenue	$660,238	$611,402	8%	$1,941,888	$1,769,131	10%

Summary Operating Metrics

(In millions, except revenue per member)	Quarter Ended September 30,		Year-over-Year Change
	2023	2022
U.S. Integrated Care Members (2)	90.2	81.9	10%
BetterHelp Paying Users (4)	0.459	0.437	5%
Chronic Care Program Enrollment (5)	1.122	0.993	13%

	Quarter Ended September 30,		Year-over-Year Change	Nine Months Ended September 30,		Year-over-Year Change
	2023	2022		2023	2022
Total Visits	4.4	4.6	(4)%	14.0	13.7	2%

Average Monthly Revenue Per U.S. Integrated Care Member (6)	$1.41	$1.40	0%	$1.40	$1.42	(1)%
See notes (2), (4), (5), and (6) in the Notes section that follows.

Operating Results by Segment (see note (7) in the Notes section that follows)

The following table presents operating results by reportable segment for the periods indicated:

($ in thousands, unaudited)	Quarter Ended September 30,		Year-over-Year Change	Nine Months Ended September 30,		Year-over-Year Change
	2023	2022		2023	2022
Teladoc Health Integrated Care
Revenue	$374,416	$342,817	9%	$1,084,438	$1,016,800	7%
Adjusted EBITDA	$62,805	$38,880	62%	$135,900	$91,467	49%
Adjusted EBITDA Margin %	16.8%	11.3%	543 bps	12.5%	9.0%	354 bps

BetterHelp
Therapy Services	$281,204	$263,208	7%	$845,420	$738,079	15%
Other Wellness Services	4,618	1,942	138%	12,030	4,559	164%
Total Revenue	$285,822	$265,150	8%	$857,450	$742,638	15%
Adjusted EBITDA	$25,952	$11,150	133%	$77,777	$61,270	27%
Adjusted EBITDA Margin %	9.1%	4.2%	487bps	9.1%	8.3%	82bps

TELADOC HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(191,478)	$(9,849,460)
Adjustments to reconcile net loss to net cash flows from operating activities:
Goodwill impairment	—	9,630,000
Depreciation and amortization	239,550	180,312
Depreciation of rental equipment	1,965	2,185
Amortization of right-of-use assets	8,325	9,266
Provision for allowances for doubtful accounts	4,935	8,867
Stock-based compensation	154,727	167,098
Deferred income taxes	(6,658)	(5,942)
Accretion of interest	2,545	2,496
Other, net	5,251	3,677
Changes in operating assets and liabilities:
Accounts receivable	(696)	(45,267)
Prepaid expenses and other current assets	14,070	(39,177)
Inventory	18,246	13,709
Other assets	(18,362)	(22,854)
Accounts payable	(21,670)	24,067
Accrued expenses and other current liabilities	17,075	70,046
Accrued compensation	433	(32,028)
Deferred revenue	(1,261)	12,311
Operating lease liabilities	(7,133)	(8,111)
Other liabilities	75	2,548
Net cash provided by operating activities	219,939	123,743
Cash flows from investing activities:
Capital expenditures	(10,060)	(10,285)
Capitalized software	(109,781)	(108,588)
Proceeds from marketable securities	—	2,507
Other, net	—	2,514
Net cash used in investing activities	(119,841)	(113,852)
Cash flows from financing activities:
Net proceeds from the exercise of stock options	1,423	5,646
Proceeds from employee stock purchase plan	8,597	3,386
Cash received for withholding taxes on stock-based compensation, net	2,609	594
Other, net	—	(7,510)
Net cash provided by financing activities	12,629	2,116
Net increase in cash and cash equivalents	112,727	12,007
Effect of foreign currency exchange rate changes	(382)	(5,856)
Cash and cash equivalents at beginning of the period	918,182	893,480
Cash and cash equivalents at end of the period	$1,030,527	$899,631

The following table presents the selected cash flow information for the following quarters (in thousands, unaudited):

	Quarter Ended September 30,
	2023	2022
Net cash provided by operating activities	$105,601	$63,021
Net cash used in investing activities	(37,647)	(41,448)
Net cash provided by financing activities	5,068	634
Effect of foreign currency exchange rate changes	(1,190)	(3,737)
Net increase in cash and cash equivalents	$71,832	$18,470

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data, unaudited)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$1,030,527	$918,182
Accounts receivable, net of allowance for doubtful accounts of $7,695 and $4,324, respectively	205,866	210,554
Inventories	35,916	56,342
Prepaid expenses and other current assets	114,782	130,310
Total current assets	1,387,091	1,315,388
Property and equipment, net	32,887	29,641
Goodwill	1,073,190	1,073,190
Intangible assets, net	1,728,302	1,836,765
Operating lease - right-of-use assets	32,051	41,831
Other assets	74,452	48,540
Total assets	$4,327,973	$4,345,355
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$25,998	$47,690
Accrued expenses and other current liabilities	192,553	168,693
Accrued compensation	84,897	81,554
Deferred revenue-current	99,192	101,832
Total current liabilities	402,640	399,769
Other liabilities	1,693	1,618
Operating lease liabilities, net of current portion	34,353	38,042
Deferred revenue, net of current portion	13,152	11,954
Deferred taxes, net	44,252	50,939
Convertible senior notes, net	1,537,833	1,535,288
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 300,000,000 shares authorized; 165,557,305 shares and 162,840,360 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	166	163
Additional paid-in capital	17,535,169	17,358,645
Accumulated deficit	(15,199,765)	(15,008,287)
Accumulated other comprehensive loss	(41,520)	(42,776)
Total stockholders’ equity	2,294,050	2,307,745
Total liabilities and stockholders’ equity	$4,327,973	$4,345,355

Non-GAAP Financial Measures:

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we use adjusted gross profit, adjusted gross margin, EBITDA, adjusted EBITDA, and free cash flow, which are non-GAAP financial measures, to clarify and enhance an understanding of past performance. We believe that the presentation of these financial measures enhances an investor’s understanding of our financial performance, and are commonly used by investors to evaluate our performance and that of our competitors. We further believe that these financial measures are useful financial metrics to assess our operating performance and financial and business trends from period-to-period by excluding certain items that we believe are not representative of our core business, and that free cash flow reflects an additional way of viewing our liquidity that, when viewed together with GAAP results, provides management, investors, and other users of our financial information with a more complete understanding of factors and trends affecting our cash flows. We use these non-GAAP financial measures for business planning purposes and in measuring our performance relative to that of our competitors. We utilize adjusted EBITDA as a key measure of our performance.

Adjusted gross profit is our total revenue minus our total cost of revenue (exclusive of depreciation and amortization, which is shown separately) and adjusted gross margin is adjusted gross profit as a percentage of our total revenue.

EBITDA consists of net loss before interest income; interest expense; other income, net, including foreign exchange gains or losses; provision for income taxes; depreciation and amortization; and goodwill impairment. Adjusted EBITDA consists of net loss before interest income; interest expense; other income, net, including foreign exchange gains or losses; provision for income taxes; depreciation and amortization; goodwill impairment; stock-based compensation; restructuring costs; and acquisition, integration, and transformation costs.

Free cash flow is net cash (used in) provided by operating activities less capital expenditures and capitalized software development costs.

Our use of these non-GAAP terms may vary from that of others in our industry, and other companies may calculate such measures differently than we do, limiting their usefulness as comparative measures.

Non-GAAP measures have important limitations as analytical tools and you should not consider them in isolation, and they should not be considered as an alternative to net loss before provision for income taxes, net loss, net loss per share, net cash from operating activities or any other measures derived in accordance with GAAP. Some of these limitations are:
•adjusted gross margin has been and will continue to be affected by a number of factors, including the fees we charge our clients, the number of visits and cases we complete, the costs paid to providers and medical experts, as well as the costs of our provider network operations center;
•adjusted gross margin does not reflect the significant depreciation and amortization to cost of revenue;
•EBITDA and adjusted EBITDA eliminate the impact of the provision for income taxes on our results of operations, and they do not reflect goodwill impairment, interest income, interest expense or other income, net;
•adjusted EBITDA does not reflect restructuring costs. Restructuring costs may include certain lease impairment costs, certain losses related to early lease terminations, and severance;
•adjusted EBITDA does not reflect significant acquisition, integration, and transformation costs. Acquisition, integration and transformation costs include investment banking, financing, legal, accounting, consultancy, integration, fair value changes related to contingent consideration, and certain other transaction costs related to mergers and acquisitions. It also includes costs related to certain business transformation initiatives focused on integrating and optimizing various operations and systems, including upgrading our customer relationship management (CRM) and enterprise resource planning (ERP) systems. These transformation cost adjustments made to our results do not represent normal, recurring, operating expenses necessary to operate the business but, rather, incremental costs incurred in connection with our acquisition and integration activities; and

•adjusted EBITDA does not reflect the significant non-cash stock-based compensation expense which should be viewed as a component of recurring operating costs.

In addition, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and adjusted gross profit, adjusted gross margin, EBITDA and adjusted EBITDA do not reflect any expenditures for such replacements.

We compensate for these limitations by using these non-GAAP measures along with other comparative tools, together with GAAP measurements, to assist in the evaluation of operating performance. Such GAAP measurements include net loss, net loss per share, net cash provided by operating activities, and other performance measures.

In evaluating these financial measures, you should be aware that in the future we may incur expenses similar to those eliminated in this presentation. Our presentation of these non-GAAP measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

The following is a reconciliation of gross profit and gross margin, the most directly comparable GAAP financial measures, to adjusted gross profit and adjusted gross margin, respectively:

Reconciliation of GAAP Gross Profit to Adjusted Gross Profit and Adjusted Gross Margin
(In thousands, unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$660,238	$611,402	$1,941,888	$1,769,131
Cost of revenue (exclusive of depreciation and amortization, which is shown separately below)	(185,960)	(185,619)	(566,607)	(555,114)
Depreciation and amortization	(21,088)	(8,482)	(55,094)	(19,768)
Gross Profit	453,190	417,301	1,320,187	1,194,249
Depreciation and amortization	21,088	8,482	55,094	19,768
Adjusted gross profit	$474,278	$425,783	$1,375,281	$1,214,017

Gross margin	68.6%	68.3%	68.0%	67.5%
Adjusted gross margin	71.8%	69.6%	70.8%	68.6%

The following is a reconciliation of net loss, the most directly comparable GAAP financial measure, to EBITDA and adjusted EBITDA:

Reconciliation of GAAP Net Loss to EBITDA and Adjusted EBITDA
(In thousands, except for outlook data, unaudited)

					Outlook in millions (8)
	Quarter Ended September 30,		Nine Months Ended September 30,		Fourth Quarter	Full Year
	2023	2022	2023	2022	2023	2023
Net loss	$(57,073)	$(73,476)	$(191,478)	$(9,849,460)	$(55) - (38)	$(247) - (230)
Add:
Goodwill impairment	—	—	—	9,630,000
Other expense (income), net	1,792	1,571	(2,908)	2,607
Interest income	(12,606)	(4,803)	(33,075)	(6,192)
Interest expense	5,646	6,149	16,744	17,355
Provision for income taxes	(2,484)	(1,171)	(2,755)	(1,971)
Depreciation and amortization	94,302	62,008	239,550	180,312
Total Adjustments	86,650	63,754	217,556	9,822,111
Consolidated EBITDA	29,577	(9,722)	26,078	(27,349)
Adjustments:
Stock-based compensation	52,945	55,662	154,708	167,098
Acquisition, integration, and transformation costs	5,824	1,594	16,848	8,993
Restructuring costs	411	3,677	16,043	3,677
Total Adjustments	59,180	60,933	187,599	179,768	145 - 172	550 - 577
Consolidated Adjusted EBITDA	$88,757	$51,211	$213,677	$152,419	$107 - 117	$320 - 330

Segment Adjusted EBITDA
Teladoc Health Integrated Care	$62,805	$38,880	$135,900	$91,467
BetterHelp	25,952	11,150	77,777	61,270
Other	—	1,181	—	(318)
Consolidated Adjusted EBITDA	$88,757	$51,211	$213,677	$152,419
See note (8) in the Notes section that follows.

The following is a reconciliation of net cash provided by operating activities, the most directly comparable GAAP financial measure, to free cash flow:

Reconciliation of GAAP Net Cash Provided by Operating Activities to Free Cash Flow
(In thousands, unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net cash provided by operating activities	$105,601	$63,021	$219,939	$123,743
Capital expenditures	(5,793)	(3,830)	(10,060)	(10,285)
Capitalized software	(31,854)	(39,375)	(109,781)	(108,588)
Free Cash Flow	$67,954	$19,816	$100,098	$4,870

Notes:

1.A reconciliation of each non-GAAP measure to the most comparable measure under GAAP has been provided in this press release in the accompanying tables. An explanation of these non-GAAP measures is also included under the heading “Non-GAAP Financial Measures.”

2.U.S. Integrated Care Members represent the number of unique individuals who have paid access and visit fee only access to our suite of integrated care services in the U.S. at the end of the applicable period.

3.Excluding the amount capitalized related to software development projects.

4.BetterHelp Paying Users represent the average number of global monthly paying users of our BetterHelp therapy services during the applicable period.

5.Chronic Care Program Enrollment represents the total number of enrollees across our suite of chronic care programs at the end of a given period.

6.Average monthly revenue per U.S. Integrated Care member is calculated by dividing the total revenue generated from the Integrated Care segment by the average number of U.S. Integrated Care Members (see note 2) during the applicable period.

7.We have two segments: Teladoc Health Integrated Care (“Integrated Care”) and BetterHelp. The Integrated Care segment includes a suite of global virtual medical services including general medical, expert medical services, specialty medical, chronic condition management, mental health, and enabling technologies and enterprise telehealth solutions for hospitals and health systems. The BetterHelp segment includes virtual therapy and other wellness services provided on a global basis which are predominantly marketed and sold on a direct-to-consumer basis.

Other includes certain revenues and charges not related to ongoing segment operations.

8.We have not provided a full line-item reconciliation for net loss to adjusted EBITDA outlook because we do not provide outlook on the individual reconciling items between net loss and adjusted EBITDA. This is due to the uncertainty as to timing, and the potential variability, of the individual reconciling items such as impairments, stock-based compensation and the related tax impact, provision for income taxes, acquisition, integration, and transformation costs, and restructuring costs, the effect of which may be significant. Accordingly, a full line-item reconciliation of the GAAP measure to the corresponding non-GAAP financial measure outlook is not available without unreasonable effort.

Investors:
Patrick Feeley
914-265-7925
IR@teladochealth.com

Media:
Chris Stenrud
860-491-8821
pr@teladochealth.com